UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2022

EQUINIX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40205	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Lagoon Drive

Redwood City, CA 94065

(Address of Principal Executive Offices, and Zip Code)

(650) 598-6000

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001	EQIX	The NASDAQ Stock Market LLC
0.250% Senior Notes due 2027		The NASDAQ Stock Market LLC
1.000% Senior Notes due 2033		The NASDAQ Stock Market LLC

Item 5.02. Election of Director

Equinix, Inc. (“Equinix”) has elected Jeetu Patel and Fidelma Russo as independent directors to its Board of Directors (the “Board”), effective June 9, 2022. With the election of Mr. Patel and Ms. Russo, Equinix’s Board now consists of eleven members.

Mr. Patel will serve as a member of the Board’s Nominating and Governance Committee and Ms. Russo will serve as a member of the Audit Committee.

As members of Equinix’s Board, Mr. Patel and Ms. Russo will receive Equinix’s standard compensation for non-employee directors.

Item 8.01 Other Events

On June 13, 2022, Equinix issued a press release announcing the election of Mr. Patel and Ms. Russo to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release of Equinix, Inc. dated June 13, 2022.

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: June 13, 2022	By:	/s/ KEITH D. TAYLOR
Keith D. Taylor
Chief Financial Officer